Exhibit 99.1

VIAVID
communications simplified.

UniPixel, Inc.

Business Strategy and Combined Business with XSense Intouch Sensors

April 27, 2015

C O R P O R A T E   P A R T I C I P A N T S

Jeff Hawthorne, President and CEO

Jeff Tomz, CFO

C O N F E R E N C E   C A L L   P A R T I C I P A N T S

Jon Hickman, Ladenburg Thalmann & Co. Inc.

James Medvedeff, Cowen and Company, LLC.

Amer Tiwana, CRT Capital

Matthew Margolis, Wall Street Forensics

Greg Barishman, Cetera Advisors, LLC.

P R E S E N T A T I O N

Operator:

Good afternoon, everyone and thank you for participating in today’s conference call to discuss UniPixel’s Business Strategy and Combined Business with XSense Touch Sensors.

Joining us today is the President and CEO of UniPixel, Jeff Hawthorne; and the Company’s CFO, Jeff Tomz.  Following their remarks, we will open the call to your questions.

I would like to remind everyone that this call is being recorded and will be available for replay through May 27th, 2015 starting later this evening.  It will be accessible via the link provided in last week’s press release as well as on the Company’s website at www.unipixel.com.

Before we begin today’s call we advise you that during the course of the conference call, the Company will make forward-looking statements.  The Company cautions you that any statement that is not a statement of historical fact is a forward-looking statement. This includes remarks about the Company’s projections, expectations, plans, beliefs and prospects including remarks about anticipated revenues, operating expenses and gross margins.  These statements are based on judgement and analysis as of the date of this conference call and are subject to numerous important risks and uncertainties that could cause actual results to differ materially from those described in the forward looking statement.  These risks, uncertainties and other factors include but are not necessarily limited to the possibility that the Company will be unable to successfully combine the XSense Business and Operations with its Business and Operations.  The Development of Technologies (inaudible) to the Company’s Technologies.  The loss of key customers of the XSense Project, the Company’s inability to achieve cost savings while in the acquisition of the XSense Business and the imposition of unanticipated liabilities as a result of the asset acquisition discussed in today’s call.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Investors or potential Investors are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.  The Company disclaims any attention to you and undertakes no obligation to update or revise any forward-looking statements.

Now, I would like to turn the call over to the President and Chief Executive Officer of UniPixel, Mr. Jeff Hawthorne.  Sir, please proceed.

Jeff Hawthorne:

Thank you Jessica.  Good afternoon, everyone; thank you for joining us today.  On today’s call, we are going to provide you with an update on our Business Strategy after the XSense InTouch Sensor transaction and provide you with our expectations regarding the future of our business.

Before I delve into this further, I would like to turn the call over to our CFO, Jeff Tomz, to take us briefly through the details of the XSense transaction and previously announced financing.  Jeff.

Jeff Tomz:

Thank you, Jeff.  Last week we announced our acquisition of the assets and operations of Atmel’s Corporation of XSense Touch Sensors Group in a press release in a current report on an 8-K filed with the SEC.  Both of these are available for download from the Investor’s Section of our website.

From the XSense assets—for the XSense assets we paid an initial consideration of $450,000 with a promissory note in connection the intellectual property of licenses (phon) we received, Unipixel made a $9.3 million royalty pre-payment to Atmel and a $4.7 million royalty pre-payment to CIT Technology.  Both license agreements have five-year terms during which total royalty payments may exceed the pre-paid amount if certain revenue thresholds are exceeded.  We have an option to renew both license agreements for additional 10-year terms with total combined royalty payments in a ten year term payable to Atmel and CIT Technologies capped at $25 million.

Immediately prior to the closing of the transaction with Atmel and CIT, we completed a priorative (phon) offering with qualifying institutional investors of $15 million and senior security convertible notes together with warrants.  The warrants have a five-year term and a per share exercise price of $9.63 subject to adjustment set forth in the warrant agreement.  A portion of the proceeds from this financing we will use to fund the XSense transaction.  The conversion price of the note is $8.47 per share subject to adjustment as set forth in the notes.  The warrants will be exercisable for cash subject to the terms set forth in the warrant agreement.

The notes accrue simple interests at a rate of 9% per year and are due and payable on April 16th, 2016.  Upon Unipixel meeting certain requirements including filing a registration statement and receiving Shareholder approval of their financing, the Institutional Investors have committed to purchase and additional up to $5 million in senior security convertible notes together with warrants raising the total gross proceeds from the offering to $20 million.  If we fail to meet these requirements, we will not only lose the additional $5 million investment but we could be required in certain circumstances to repay some or all the notes in cash, issued shares or common stock in payment of the notes at a price lower than fair market value or to pay the Investors the (inaudible) value of common stock we are unable to issue upon exercise of the warrants.

Copies of the financing documents are attached to the current report on Form 8-K that was filed with the SEC on April 17th, 2015.  We have also agreed to keep to keep $6 million of unrestricted cash on our balance sheet at all times subject to terms set forth in the agreement.  This amount will be raised to $8 million if the Institutional Investors purchase an additional $5 million in notes together with warrants.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Now with that I’d like to turn the call back over to Jeff Hawthorne.  Mr. Hawthorne?

Jeff Hawthorne:

Thanks, Jeff.  I’d like to provide an update on change in our InTouch Business Strategy which will provide and important context for our overall strategy and the XSense transaction. The XSense (inaudible) determined that it is in the Company’s best interest to discontinue our activities to develop, manufacture and market Touch Sensors based on the InTouch technology.  We intend to leverage the IP, know how and expertise developed through our years of investment in the InTouch technology and our future products but we have informed Kodak that we are terminating without cause the manufacturing facility installation and supply agreement.  I refer you to the Form 8-K that we filed today for additional information.

Prior to the decision, Unipixel and Kodak had continued making progress on the InTouch All-in-One Pilot Program that we disclosed earlier.  However, we have concluded that the overall risks required to achieve a viable business model in a reasonable time frame were too great, particularly under an agreement that shared any profits generated.  Coupled with the additional pressure of declining prices and margin compression in the Touch Sensor market, we believe that sharing margin with a partner in the current environment does not make economic sense for Unipixel Shareholders.  To that end the XSense transaction enabled us to standalone, go-to-market strategy that we believe will ultimately provide a better economic model and lead to a scalable business in a more rapid time frame.

Unipixel has previously worked with Kodak to modify and install equipment at the Kodak facility in Rochester, New York to house high volume production capability for our InTouch Sensors.  Our XSense business strategy does not require the use of the majority of this equipment and we intend to sell the Unipixel owned asset in a manufacturing facility with a fair market value.

Kodak has indicated its intent to continue to pursuing  the InTouch Program independently.  Unipixel will provide assistance to Kodak during a maximum 90-day termination period.  We have begun initial discussions with  Kodak on the disposition of assets and other aspects of unwinding the relationship.  If Kodak intends to pursue the Program, Unipixel may generate cash from the sale of the assets as well as the opportunity to generate some level of royalty payments from the use of InTouch IP in future products.
At this time, we are not modeling any royalty revenue in our guidance going forward.  8:32

UniPixel’s decision to discontinue the joint effort with Kodak will enable us to independently pursue our respective strategies for serving the touch screen market, and it follows the announcement last week of UniPixel’s acquisition of Atmel Corporation’s XSense Touch Sensor Group.

The XSense opportunity arose from Atmel’s decision to exit the XSense business.   XSense’s gross margin challenge was in large part due to the participation of CIT, which provided critical catalytic films to enable production; however, because this was done remotely, it generated additional costs and caused time delays. When UniPixel purchased the XSense technology, it negotiated a new agreement with CIT to assist in UniPixel in combining the film development, coating, and manufacturing processes at the Colorado Springs facility, which we believe will help us optimize the process and reduce future costs. Atmel’s exit from the XSense business demonstrates our belief that given pricing and margin compression in the touch market, sharing margin with a third party in the current environment does not make sense.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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As I indicated earlier, as part of the XSense transaction, we have a six-month supply and process transfer agreement with CIT to supply catalytic film in order to fulfill certain customer orders in process.  During the six months, we plan to modify existing equipment to produce the film in-house using the CIT catalytic coating process, after which time we will no longer need to rely on CIT.  We anticipate significantly lowering product cost by the fourth quarter with the film production under our control. The equipment modifications and integration process have already begun at the Colorado Springs facility.

Once we complete bringing the CIT catalytic film process in-house, we expect to further lower the production costs of the XSense Sensors, Touch Sensors roll-to-roll manufacturing process through the application and integration of our manufacturing and material science technology, leveraging the development work and investment of the past few years.  We intend to introduce our catalytic coated film process and other technology improvements in the first half of 2016.

We believe that acquiring XSense will allow us to better address the largest segments of the touch market, which are touch sensors for mobile phones and tablets, by combining the best performance and manufacturing elements of our respective Touch technologies.  We believe the result will be superior to existing Touch technologies, and it will allow us to offer differentiated touch solutions that can expand our addressable market.

XSense Touch technology enables less than four-micron mesh capability and patented mesh designs, which eliminate pattern visibility and moiré issues with super-high resolution displays that are increasingly used across all form factors. The XSense technology also features a unique sensor design capability that allows narrower bezels, the use of a passive stylus, and eliminates Ghost Touch artifacts with a less than 0.4 millimeter thick cover glass. We believe that the combination of XSense and UniPixel will also significantly enhance our engineering and technology capabilities, allowing us to accelerate the time-to-market of key products.

The XSense transaction gave us immediate access to revenue from Tier 1 PC OEM tablet sensor commercial shipments, and we plan to expand the product portfolio we can offer to these and other customers.

We acquired XSense’s established commercial volume manufacturing capability through the lease of Atmel’s Colorado Springs XSense manufacturing facility. The manufacturing capacity at the Colorado Springs XSense facility is capable of supporting forecasted production requirements through early 2016. With the planned transfer of the CIT catalytic film process in-house and the introduction of UniPixel based material science technology and process improvements, the facilities and existing manufacturing assets can ramp to approximately four times that volume without significant capital investment.

The application of our proprietary material science technology is expected to enhance XSense’s performance, functionality, and cost, while XSense is expected to provide us with existing Tier-1 customers, an established revenue stream, and a customer pipeline, and proven commercial volume manufacturing.  We believe that by combining the best elements of XSense and UniPixel technologies, product capabilities and personnel, UniPixel can substantially reduce our go-to-market risk and provide a superior product platform to address a broader market segment of the Touch Sensor market.  We also expect our economic model to improve as a result of going-to-market on a standalone basis instead of sharing profits with a third party.

As part of our integration process, we are also undergoing restructuring of our business operations.  During the current quarter, we will undergo additional consolidation activities regarding personnel and facilities as we wind down any support of Kodak during the termination period.  We expect to incur one time charges associated with this restructuring effort.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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We are moving rapidly to combine our business with XSense and while we are in the early stages of integration, we can provide an initial view of the combined business.  We anticipate revenues greater than $10 million for the year.  We expect operating expenses less than $4 million per quarter by the fourth quarter and to exit the year with gross margins greater than 20%.  We expect further gross margin improvements in the first half of 2016, and to achieve profitability next year.

Now, with that, I’m sure many of you have questions about our new combined business with XSense, so let’s open the call up to Q &A.  Operator, please provide the appropriate instructions.

Operator:

Thank you.  If you’d like to ask a question, please signal by pressing star one on your telephone keypad.  If you are using a speaker phone, please make sure your mute function is turned off to allow your signal to reach our equipment.  Again, press star one to ask a question.  We will pause for a moment to allow everyone an opportunity to signal for questions.

We will go first to Jon Hickman, with Ladenburg.

Jon Hickman:

Hello Jeff.

Jeff Hawthorne:

Hi Jon

Jon Hickman:

Hi.  I got, I think three questions to start with.  First of all, the larger screen sizes that you were after with the Kodak relationship, that’s not going to be your focus going forward.  You are going to start to concentrate on like 10 inches and below?

Jeff Hawthorne:

The XSense manufacturing line right now can accommodate up to 15.6 inch.  There is not reason that the technology can't scale to a screen sizes, but right now it's just the capability of the install manufacturing equipment.

Jon Hickman:

So that would cover laptop, Touch laptops too?

Jeff Hawthorne:

Correct.

Jon Hickman:

Okay.  Then, what is the capacity, if you could run the Atmel facility in Colorado, if you could run that at full capacity, what would the revenue level be?

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Jeff Hawthorne:

Again, Jon, we are in the early stages of integration.  We will try and provide more guidance as we fully integrate.  But I think the guidance that I gave right now is expected to do more than $10 million of revenue for this year.  The capacity that we have in the facility will more than meet that requirement and then as we introduce some of the, like the transfer from the CIT base code and some other UniPixel technology, then by early 2016, we could scale up by a factor of four.

Jon Hickman:

So, what I’m after is like, what's the base now?  If you could scale up by a factor of four as the base, I mean, you are going to do $10 million, so that’s like you have half a year to do that, so, and I can’t imagine that facility is full right now, so, that’s kind of what I am after.

Jeff Hawthorne:

So like I said, we can handle it through the early part of 2016 in that facility and then with some additional modifications, we can take it to more than that.

Jon Hickman:

Okay, so you can go to four times that without hardly any more upgrade Sensors?

Jeff Hawthorne:

We expect that with significant capital investment, we can scale it 4x.

Jon Hickman:

So you’re going to keep your headquarters there is Texas.

Jeff Hawthorne:

We’re viewing our consolidation plans.  We’re looking to see what makes sense.

Jon Hickman:

One more question, can you give us some idea of what the value of the equipment at Kodak that belongs to you, might be?

Jeff Hawthorne:

No, that’s part of the transition plan with Kodak.  As they have indicated, they intend to continue with this program, so we will work with them in terms of first right of refusal for the equipment and as the contract spells out, we will employ a third party to determine the fair market value of the assets.

Jon Hickman:

Okay, let me turn over to somebody else for other questions.

Jeff Hawthorne:

Okay, Jon.  Thank you.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Operator:

And up next we will go to James Medvedeff with Cowen & Company.

James Medvedeff:

Good afternoon, and thanks for taking my questions.  Just a couple of first housekeeping. Whey you say profitability for 2016, are you saying for the full year or exiting the year.

Jeff Hawthorne:

It will be for the full year.

James Medvedeff:

For the full year.  I assume that’s mainly due to strength in the second half.

Jeff Hawthorne:

Yeah, I would say that’s a good assumption.

James Medvedeff:

Then when you talk about the capacity of Colorado Springs is sufficient to handle the visible demand through early ‘16, what do you see changing—is there a large order or something that you think is coming that means the capacity won’t handle it after that point, and what's the visibility on that new business?

Jeff Hawthorne:

No, I think we are just trying to get a sense for what the capacity is today and that the capacity that is there can handle what we see forecasted for the next three to four quarters and that, you know, we are already on path to transfer the CIT coding process in-house, that is going to happen within—it’s already started and scheduled to complete within six months.  So that would be one activity that would start to scale the manufacturing capacity beyond where it is today.  We just want to try to give a sense that the assets that are there, the facility itself without significant cap ex investment is capable of scaling.

James Medvedeff:

Right, I understand that, but just to ask my question in another way.  Does something change in the demand profile after early 2016 or if things continue as they are, the capacity at Colorado Springs would be sufficient longer than that.

Jeff Hawthorne:

We anticipate that we’re going to have revenue ramps that in the Colorado Springs facility will keep pace with the revenue ramps.

James Medvedeff:

Okay and then the--what is the visibility on that business?  I understand there is a pipeline.  They come with a pipeline right.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Jeff Hawthorne:

Yeah.  So, we have visibility.  I would say we have decent visibility for the next four quarters.

James Medvedeff:

Okay, and then just not to be not (inaudible) by four quarters run beyond early 2016.  Or are you saying the assets are there to cover the next four quarters?

Jeff Hawthorne:

The assets are there to cover the next four quarters and are capable of scaling beyond that.

James Medvedeff:

Great.  Thanks.  Can you say how much you have invested in Rochester?  I understand the fair market value is going to be a negotiated thing, but can you say how much is invested there?

Jeff Hawthorne:

It’s close to $15 million that was originally invested.  It think maybe slightly over $15 million.

James Medvedeff:

And how about on a depreciated basis?

Jeff Hawthorne:

We’ll have to go through and look at the fair market value of them, once we have that assessment.

James Medvedeff:

Will you, and this is my final question, do you have, are you going at some point be publishing or giving us some help with the historical results from XSense?

Jeff Hawthorne:

Yeah.  So, we have to, we are getting those numbers.  XSense is obviously a carve out, so we are required to take the historical numbers through ‘13 and ‘14 and we have 75 days to file that in in an amended 8-K.   So yes, there will be a view of that coming out.

James Medvedeff:

Just to follow up on that, is it the gross margins there are what?  Maybe you don’t know exactly yet, but order (phon) of magnitude

Jeff Hawthorne:

Yes, so let's get the numbers audited and then we can see what we want to report on, but it be will public at that point.

James Medvedeff:

Great, appreciate it.  Thank you.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Jeff Hawthorne:

You are welcome.

Operator:

And we will take our next question from Amer Tiwana with CRT Capital.

Amer Tiwana:

Hi Jeff.  I wanted to ask you about the current cash that you will have after this transaction.  In addition, I also wanted to sort of get a sense of whether you will need additional cash to fund the operation?  Just give a sense of your capital plan.

Jeff Tomz:

This is Jeff Tomz.  We (inaudible) you know post this transaction north of $16 million to $17 million dollars and then within 90 days of this transaction it is our anticipation to receive another $5 million from our Investors in conjunction with the transaction that just took place.

Amer Tiwana:

Okay and if I heard correctly, you said that the note that you got the $15 million note, it has a maturity date of April 2016?

Jeff Tomz:

Oh, that is correct.  However, it’s a 12-month note and then starting in month four through month 12, approximately $1.67 million of the note will be paid off at our option of either cash or in stock.

Amer Tiwana:

So every month then you can pay that off in cash or stock?

Jeff Tomz:

Every month starting in month four before after 90 days approximately, then we start paying off approximately $1.67 million a month.

Amer Tiwana:

Understood.  The next question I have is regarding XSense.  Can you share with us, again, perhaps the trajectory of revenue over the last couple of years here or do we have to wait for year following?

Jeff Hawthorne:

Yes.  I would ask that you wait just so that we make sure we have audited numbers.

Amer Tiwana:

Okay and finally the $10 million of projected revenue, can you give us some sense of, you know, where that is coming from, in terms of the size of the screen sizes.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Jeff Hawthorne:

I will say it’s mostly around the tablet format.  It ranges between 8 inch and 11 inch screen sizes.

Amer Tiwana:

Lastly, just trying to get a sense of why you terminated the agreement with Kodak.  You know, are you going to license you technology to Kodak going forward?  And secondly, was it purely based upon, you know, as you mentioned the margin sharing and it just didn’t make sense at that point in time to share margin, because pricing is coming down and it’s hard to make money at that point in time or?  Lastly, as far as the technology was concerned, I know you were, you know close to some sort of commercialization, whether you achieved that or were still working through the issues?

Jeff Hawthorne:

Sure.  So, again the agreement that we have with Kodak does give Kodak the ability to license our technology should we terminate.  So, yes, if they go forward, we will be providing a license to our base IP.

Amer Tiwana:

Okay.

Jeff Hawthorne:

Yeah and then, you know on the second part of your question, yes, I mean, it is really primarily around the economics of a partnership.  You know, I would say that UniPixel independently evaluated the partnership economics and the risks associated with the project and we were doing that in conjunction with evaluating the XSense transaction and the economics associated with that and the risks.  So that was really the motivating factor.

As far as the technology, I think there is a few point here (phon) as I said in the call, we were continuing to progress on the all-in-one program.  I will say that the module immigration trials are underway, but I think at this point going forward it’s more appropriate for Kodak to address questions regarding the status and the timing of the program.  I think that the fact that Kodak has elected to continue with this also speaks to where the technology is at.

Amer Tiwana:

Okay and a couple of quick follow-ups.  In terms of your license, will you be paid a fixed royalty percentage fee or how does that work if Kodak were to go ahead with the technology?

Jeff Hawthorne:

Yes.  There is a fixed fee that is spelled out in the contract.

Amer Tiwana:

Okay, that’s all I have.

Jeff Hawthorne:

Okay.  Thanks Amer.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Operator:

At this time we have one question remaining in the queue.  Once again, if you’d like to ask a question or you have a - question, please press star one.

We will take our next question from Matthew Margolis from Wall Street Forensics.

Matthew Margolis:

Hi Jeff, how is it going?

Jeff Hawthorne:

Good, how are you?

Matthew Margolis:

Not too bad.  So, I mean, today's announcement that they‘re cutting the ties with Kodak really isn’t a surprise given the sharing of profits as compression of costs of goods in the market place.  Share price isn’t liking it, but overall it is really not a surprise.  You just mentioned Q4 having 20% margins, like Q4 (phon) is that correct?

Jeff Hawthorne:

Over 20%.

Matthew Margolis:

Can you--how much is that margin improvement, kind of changing of supply chain through the CIT agreement?  How much of its the material science that you guys will put in place.

Jeff Hawthorne:

Very little of our material science to start with.  You know, we want to make sure we do this is a stepwise fashion to reduce risk and so the first and foremost is to just transfer the existing CIT catalytic coated film in-house and so that going to—we have six months to do that.  We think we can do it sooner than that.  But, that’s really going to be the first driver to achieving that over 20% margin.  Following that will be additional planned cost reduction activities surrounding UniPixel’s catalytic coated film and other UniPixel technology.

Matthew Margolis:

Is there any capital investment needed to do transfer of the CIT process to in-house.

Jeff Hawthorne:

It's fairly minor.

Matthew Margolis:

How experienced are you guys with the new Atmel XSense technology versus what you guys are using, the existing technology with Kodak?

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Jeff Hawthorne:

The material systems are fairly similar so, I think from that perspective, you know, we’re pretty familiar with it.  The major change is going to be the catalytic film and again we’re used to dealing with a catalyst, but the film is now in a different format.  It’s a photolytic graphic patterning process, so that will be slightly different than, or that will be the main difference from what we are used to with InTouch.   But, I would say that CIT is very motivated to have this transfer in a timely fashion.  They plan to exit this particular market segments and so I’d say CIT is going to be strongly supporting us and then the XSense manufacturing team is also used to dealing with this material system as well.

Matthew Margolis:

I know HP is an existing XSense customer, Tier 1.  Are there any other customers you guys can talk about it?  Is there more than one Tie 1customer?

Jeff Hawthorne:

There is.  We have met with them.  I would say they’re pleased that—the feedback that we have gotten is that they are pleased that UniPixel went forward with this transaction and that the XSense technology is going to continue to move on.  We are working with them in terms of being able to perhaps disclose a product event.

Matthew Margolis:

Can you give us any other reason recent design wins that XSense had, and if those opportunities are still available today, or have they already picked a different technology?

Jeff Hawthorne:

We have already met with a number of customers who were in the pipeline and the good news is that those opportunities are still available.

Matthew Margolis:

Are you able to go after any of your existing customers that you were working with on InTouch with XSense?  Are those excluded to this cancellation with Kodak?

Jeff Hawthorne:

Well, the all-in-one program that we had, we can’t address that side.  So, no we won't be pursuing that.  Again, as part of the transition process to Kodak, we are working with them cooperatively in terms of customers and contacts that we were working on for InTouch.  I’d say at this point, that’s probably not first and foremost on our radar screen.  I think that the existing customers in the pipeline that XSense had were different than InTouch and that’s where we are going to keep our focus for right now.

Matthew Margolis:

Okay.  Then you guys, based on the agreement, you guys will be recording revenue in Q2 because you took over the t last week, correct?

Jeff Hawthorne:

Yes, correct.

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Matthew Margolis:

And then there will be some minor InTouch revenue as well most likely?

Jeff Hawthorne:

Very minor.  It’s more for evaluation.

Matthew Margolis:

Okay.  Then in order of magnitude you’re looking at a $16 million operational expense run rate next year, which puts margin somewhere in the 30% to 40% area.  Is that about right?

Jeff Hawthorne:

Yes, I would say that’s good to start with, yes.

Matthew Margolis:

That puts revenue somewhere in the $30 million to $50 million range to be above break even with a better second half versus first half at this point?

Jeff Hawthorne:

Yes, yes.  So we will—that’s a good assumption for now.  As we work through the integration and some of the gross margin improvements will continue to provide more clarity on the mile going forward.

Matthew Margolis:

Okay.  That’s all l have from me.  Thank you Jeff.

Jeff Hawthorne:

Okay.  Thanks, Matt.

Operator:

We will take our next question from Greg Barishman from Cetera Advisors.

Greg Barishman:

Hey, Jeff.  How are you?

Jeff Hawthorne:

Hi, Greg.

Greg Barishman:

There’s a lot of questions that were answered that I had to ask.  But basically, what makes you think that you could—Atmel couldn’t take this division and turn it profitable, what makes you think you can go in there and turn it profitable?

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Jeff Hawthorne:

Yes, that’s a great question and that was the question that I asked to Atmel as we were looking at this opportunity and really I think centers around the CIT partnership that they had, they tried several times to restructure it.  They really weren’t able to make any headway there, and I think that coupled with the fact that, you know this isn’t core to Atmel business.  Atmel is the IT manufacturer microcontroller.  So I think the fact that it wasn’t core and that they had gross margin targets, they were probably closer to 50%. And the fact that they couldn’t restructure anything around CIT led them to accept this business.  So I think that on a go-forward basis, CIT will not be involved, we have an agreement in place with them to transfer their process within the next six months as they supply film for us during that transfer period in order to maintain ongoing orders.  So I think from that perspective, that’s a big piece of improving the economic model of this business.  Again, I think that, because the material systems are similar to InTouch, we have—once we got in and did the due diligence on the manufacturing facility and what some of the cost bottlenecks were, they were areas that we are familiar with.  So I think again we can bring some UniPixel technology to bear to further increase the gross margin.

Greg Barishman:

Thanks.  In the background in the past, joint venturing with Kodak, you always had a big brother, that’s the way I looked at it.  Cutting ties with Kodak you no longer have that big brother.

Jeff Hawthorne:

That’s true.

Greg Barishman:

Okay.  Does Atmel step in as that big brother?

Jeff Hawthorne:

Not from a monita—I mean big brother could mean a number of things.

Greg Barishman:

I mean in the monetary…

Jeff Hawthorne:

No, no.  There is no, I mean, the transaction is what it is.  We’ve outlined it.  Atmel does not have any obligation to provide future capital to support this business.  We have a transition services agreement in place as part of the transaction that, you know for example, we have timelines to transfer people out of their San Jose facility into our own facility.  We have the lease for the manufacturing facility in Colorado Springs.  So there is support from that perspective, but it is well delineated in the transition services agreement.

Greg Barishman:

Okay, and as far as the lease on the facility and the equipment that is in the facility, that is a lease program, or did you purchase that in any way?

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Jeff Hawthorne:

We purchased the equipment out that came with the transaction and we’re leasing the facility that the equipment is in.

Greg Barishman:

Okay and what was the original cost for the start-up or to put a facility like that together?

Jeff Hawthorne:

I don’t know if Atmel disclosed their total investment, but the assets, I think, they wrote down were about $24 million.  So it was well north of $24 million.

Greg Barishman:

And you purchased that just by leasing and setting up an agreement on a royalty basis for that?

Jeff Hawthorne:

Essentially yes, yes.

Greg Barishman:

I wish you a lot of luck, Jeff.

Jeff Hawthorne:

Thanks, Greg.

Operator:

We will go next to James Medvedeff at Cowen & Company.

James Medvedeff:

Hi.  Thanks for taking my follow-up call.  This is again, just a minor issue, but can you discuss the Diamond Guard product at all.  If any revenue is being generated there, and what the trajectory for that might look like?

Jeff Hawthorne:

Yes.  We did generate some minor revenue for it.  We had multiple barrels that were purchased and shipped for some of the ongoing production trials.  The trajectory for that is still positive, but it is not, you know, it is slower than I would like to see personally.  I think we continue to have positive feedback on it, but in terms of getting a production coder to really buy on volume orders, we haven’t crossed that threshold yet.  We did see this as, you know, we do plan to use it for internal applications on the Touch Sensor business.  We do view it as being applicable to the XSense business.  So we do intend to utilize it in that application, and we’re determining—we’re looking at our go-to-market strategy for other applications right now.

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James Medvedeff:

So the feedback from those barrels that were shipped, I think that was early January, you should have customer feedback from those by now, and that and, maybe just a discussion of how it compares to competing materials for cost?

Jeff Hawthorne:

So the feedbacks that we have gotten is that the abrasion resistance is superior, that the hardness is superior.  We are seeing good optical quality on it, and basically we’re still going through the cost model to determine, you know, are they willing to pay a price premium over existing hardcode applications for this, the improved performance.  And the issue is that, while we work with a third party, we work with a third party coding house, they have to then reach out to their customer base to determine, you know, are they willing to pay an uplift for improved performance, so that’s really the dance we’re going through right now.

James Medvedeff:

Okay great.  Thanks.

Jeff Hawthorne:

You’re welcome.

Operator:

And next we will go to Jon Hickman from Ladenburg.

Jon Hickman:

Hi, just one quick follow-up.  Can you tell me how many, like the number of customers that XSense is dealing with, like is it half a dozen or?

Jeff Hawthorne:

They have had, the pipeline has about less than 10--between 5 and 10.

Jon Hickman:

Okay.  That’s it.  Thanks

Jeff Hawthorne:

Okay Jon.

Operator:

And at this time, that does conclude our question-and-answer session.  I would now like to transfer the call back over to Mr. Hawthorne.  Mr. Hawthorne, please proceed.

Jeff Hawthorne:

Thanks everyone for joining us today.  I would also like to thank our staff, partners, Shareholders for their continued support and encouragement.  I look forward to speaking to you on the next call.  Thank you very much.

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Operator:

And before we conclude todays call, I would like to remind everyone that the call will be available for replay through May 27, 2015, starting later this evening via the link provided in the last week's press release, as well as is available in the Investor Section of the Company's website.  Thank you ladies and gentleman for joining us today for our presentation.  You may now disconnect.

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